UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 7, 2011
SEALED AIR CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

200 Riverfront Boulevard
Elmwood Park, New Jersey	07407
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 201-791-7600
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Form of Agreement relating to 2011 Performance Share Units Awards
     On April 7, 2011, the Organization and Compensation Committee of our Board of Directors approved the form of Sealed Air Corporation Performance Share Units Award Grant 2011-2013 (attached hereto as Exhibit 10.1 and incorporated herein by reference). This form of award grant specifies the target award, performance goals, and other information regarding the performance share unit awards. The performance goals and their relative weightings are attached as Appendix B to the form of award grant. The form of award grant contains a three-year vesting period. During the vesting period, the awards granted under this agreement shall be forfeited on termination of employment with Sealed Air, other than as a result of the employee’s death, disability or retirement. Other special rules apply in case of termination of employment following a change in control.
     Our performance share unit awards are made under the 2005 Contingent Stock Plan of Sealed Air Corporation. Our principal executive officer, principal financial officer and other individuals included in the Summary Compensation Table of our 2011 proxy statement, referred to as “named executive officers,” as well as other key employees, are eligible to receive performance share units awards under the Contingent Stock Plan.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
10.1	Form of Sealed Air Corporation Performance Share Units Award Grant 2011-2013.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION
By:	/s/ Mary A. Coventry
	Name:	Mary A. Coventry
	Title:	Vice President

Dated: April 11, 2011

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Form of Sealed Air Corporation Performance Share Units Award Grant 2011-2013.

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